FOR RELEASE — JANUARY 11, 2005

Media Relations Contact:	Investor Relations Contact:
Daniel F. Collins (607) 974-4197 collinsdf@corning.com	Kenneth C. Sofio (607) 974-7705 sofiokc@corning.com

Corning Expects Fourth-Quarter Results to Meet Guidance

CORNING, N.Y. — Corning Incorporated (NYSE:GLW) today said that it expects 2004 fourth-quarter sales to be approximately $1 billion and earnings per share (EPS), before special items, to be between $0.11 and $0.12, which are within the company’s previously announced guidance ranges.

Corning originally issued fourth-quarter guidance for sales of $950 million to $1 billion and EPS of $0.10 to $0.12, excluding special items, during its quarterly conference call on Oct. 21. Corning’s earnings per share estimate is a non-GAAP financial measure as it excludes potential gains and charges. The non-GAAP financial measure is reconciled on the company’s investor relations Web site and accompanies this news release.

Speaking before financial analysts and investors at the Needham Growth Conference in New York City, James B. Flaws, vice chairman and chief financial officer, told investors, “We continue to be pleased with the strength in our telecommunications segment due primarily to sales to Verizon for its fiber-to-the-premises buildout.” He said that the company’s fourth-quarter fiber volume was about even with the previous quarter. The company’s most recent quarterly forecast called for a seasonally driven fiber volume decline of between
5 percent and 10 percent.

Flaws said that Corning’s fourth-quarter sequential volume growth for liquid crystal display (LCD) glass was 2 percent and within the guidance range of flat to
3 percent issued on Dec. 2, 2004. Full-year volume growth of LCD glass was approximately 65 percent over the previous year.

Fourth-Quarter Earnings and Conference Call Information
Corning Incorporated expects to release its fourth-quarter financial results after the New York Stock Exchange market close on Tuesday, Jan. 25, 2005. The company will host a fourth-quarter conference call at 8:30 a.m. EST on Wednesday, Jan. 26. To access the call, dial (630) 395-0018. The password is Earnings. The leader is Sofio. A replay of the call will begin at approximately 10:30 a.m. EST and will run through 5 p.m. EST, Wednesday, Feb. 9, 2005. To listen, dial (203) 369-0275, no pass code is required. To listen to a live audio webcast of the call at 8:30 a.m. on Wednesday, Jan. 26, please go to Corning’s Web site and follow the instructions: http://www.corning.com/investor_relations. The audio webcast will be archived for one year following the call.

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Corning Expects Fourth-Quarter Results to Meet Guidance
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Presentation of Information in this News Release
Corning’s earnings estimate for the fourth quarter is a non-GAAP financial measure as it excludes any potential gains or losses arising from previously announced restructuring actions; any potential gains or losses arising from debt repurchases or debt retirements; and any further adjustments to the asbestos settlement reserve required by movement in Corning’s stock price. The company believes presenting earnings estimates that exclude these items is helpful in understanding Corning’s operating results. This earnings estimate is reconciled on the company’s Web site at www.corning.com/investor_relations and accompanies this news release.

About Corning Incorporated
Corning Incorporated (www.corning.com) is a diversified technology company that concentrates its efforts on high-impact growth opportunities. Corning combines its expertise in specialty glass, ceramic materials, polymers and the manipulation of the properties of light, with strong process and manufacturing capabilities to develop, engineer and commercialize significant innovative products for the telecommunications, flat panel display, environmental, semiconductor, and life sciences industries.

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic and political conditions; tariffs, import duties and currency fluctuations; product demand and industry capacity; competitive products and pricing; manufacturing efficiencies; cost reductions; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the liquid crystal display industry and other businesses; changes in the mix of sales between premium and non-premium products; facility expansions and new plant start-up costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns; ability to obtain financing and capital on commercially reasonable terms; adequacy and availability of insurance; capital resource and cash flow activities; capital spending; equity company activities; interest costs; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; changes in key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are identified in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended December 31, 2004
(Unaudited; amounts in millions, except per share amounts)

Corning’s earnings estimate excluding certain items for the fourth quarter is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. The company believes presenting earnings estimates that exclude these items is helpful in understanding Corning’s operating results. This non-GAAP measure is not in accordance with and should not be considered an alternative of measurements required under generally accepted accounting principles (GAAP). A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.

Range
Guidance: Earnings per share excluding certain items	$0.10		$0.12
Certain items excluded from guidance:
Asbestos settlement (a)
Restructuring, impairment and other charges and (credits) (b)
(Loss) gain on repurchases and retirements of debt, net (c)

Earnings per share

This schedule will be updated as additional announcements occur.

(a)	As part of Corning’s asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, when the reorganization plan becomes effective, 25 million shares of Corning common stock to a trust. The common stock will be contributed to the trust, after the plan has been approved by the asbestos claimants and bankruptcy court. The portion of the asbestos liability to be settled in common stock requires adjustment each quarter based upon movements in Corning’s common stock price prior to contribution of the shares to the trust. In the fourth quarter of 2004, Corning will record a charge or credit for the change in its common stock price as of December 31, 2004 compared to $11.08, the common stock price at September 30, 2004.

(b)	From time to time, Corning may need to make adjustments to estimates used in the determination of prior year restructuring and impairment charges, which could result in a gain or loss during the quarter.

(c)	From time to time, Corning may repurchase or retire debt, which could result in a gain or loss during the quarter.

Please note that the company may pursue other financing, restructuring and divestiture activities at any time in the future, and that the potential impact of these events is not included within Corning’s fourth quarter guidance.

This schedule contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based on current expectations and involve certain risks and uncertainties. Actual results may differ from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in the Securities and Exchange Commission filings of this Company.

This schedule will be updated as additional announcements occur.